Hillman Promotes Jon Michael Adinolfi to Chief Operating Officer

CINCINNATI, June 5, 2023 – Hillman Solutions Corp. (Nasdaq: HLMN) (the “Company” or “Hillman”), a leading provider of hardware products and merchandising solutions, has promoted Jon Michael “JMA” Adinolfi to the newly created position of Chief Operating Officer. Adinolfi, who has served as a Divisional President of Hillman U.S. since 2019, will expand his role as COO to oversee Hillman’s Hardware Solutions, Protective Solutions, and Canadian business segments.

“JMA has been an invaluable strategic partner to me and our leadership team during his time at Hillman,” commented Doug Cahill, Hillman’s Chairman and CEO. “JMA’s demonstrated ability to execute Hillman’s business strategy, build relationships with our key customers, and manage operational complexity make him the perfect choice to be our COO. He has earned this promotion with his work ethic and ‘customer first’ attitude – both of which exemplify Hillman’s culture and core values.”

“JMA’s leadership experience together with his over 20-year career in the hardware and industrial space give the Board of Directors and me great confidence that he will help us deliver strong performance and innovative solutions as we move forward.”

Prior to joining Hillman, Adinolfi built a robust career in the hardware and home improvement industry, spending eight years at Stanley Black & Decker, most recently as President – U.S. Retail, as well as five years at HD Supply.

In other management changes, Scott Ride, President, Hillman Canada, will begin leading Hillman’s Industrial Solutions business throughout North America in addition to his current role of leading Hillman Canada. In his expanded role, Ride will report to Adinolfi.

Cahill added: “During his eight-plus years with Hillman Canada, Scott has overseen consistent growth in both revenues and profitability in that segment. Our Canadian business has a meaningful industrial business, which we believe we can establish and grow in the U.S. Scott’s breadth of knowledge and experience make him a great fit for this role as we seek to grow our market share among the fragmented industrial business in the U.S.”

About Hillman
Founded in 1964 and headquartered in Cincinnati, Ohio, Hillman is a leading North American provider of complete hardware solutions, delivered with industry best customer service to over 40,000 locations. Hillman designs innovative product and merchandising solutions for complex categories that deliver an outstanding customer experience to home improvement centers, mass merchants, national and regional hardware stores, pet supply stores, and OEM & Industrial customers. Leveraging a world-class distribution and sales network, Hillman delivers a “small business” experience with “big business” efficiency. For more information on Hillman, visit www.hillmangroup.com.

Forward Looking Statements
All statements made in this press release that are considered to be forward-looking are made in good faith by the Company and are intended to qualify for the safe harbor from liability established by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. You should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," “target”, “goal”, "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect operations, financial condition and cash flows including spending on home renovation or construction projects, inflation, recessions, instability in the financial markets or credit markets; (2) increased supply chain costs, including raw materials, sourcing, transportation and energy; (3) the highly competitive nature of the markets that we serve; (4) the ability to continue to innovate with new products and services; (5) seasonality; (6) large customer concentration; (7) the ability to recruit and retain qualified employees; (8) the outcome of any legal proceedings that may be instituted against the Company; (9) adverse changes in currency exchange rates; (10) the impact of COVID-19 on the Company’s business; or (11) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including this Annual Report on Form 10-K filed on February 27, 2023. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward looking statements.

Except as required by applicable law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this communication to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:
Michael Koehler
Vice President of Investor Relations & Treasury
513-826-5495
IR@hillmangroup.com

Source: Hillman Solutions Corp.

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